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Alere™

Our Concerns About Coppersmith's Value Destructive Strategy Are Further Evidenced by the Founder's Very Poor Track Record When Board Nominees are Elected

- Jerome Lande is co-founder of Coppersmith Capital. Coppersmith has no public record of any operating activities other than its activities related to Alere.
- Mr. Lande previously served as a Partner of MCM Capital Management, the general partner of MMI Investments, where he claims he was responsible for all areas of portfolio management
- Since 2008, MMI obtained Board seats for its nominees at three companies following proxy contests
- For 2 of these 3 investments, the stock price fell dramatically during the Board tenure of MMI's director candidates
- For all 3 of these investments, stockholder returns consistently underperformed the relevant market and sector indices for each company

Company	Board Member	Tenure Start Date	Tenure End Date(1)	Total Return(2)	Total Return Relative to Market Index(3)	Total Return Relative to Sector Index(4)
DHT Holdings	Robert N. Cowen	5/14/2010	Current	(88.6%)	(140.1%)	(30.5%)
Unisys Corporation	Clay Lifflander	5/20/2008	12/7/2010	(44.0%)	(35.9%)	(51.1%)
	Charles McQuade	5/20/2008	5/1/2012	(58.0%)	(66.7%)	(108.3%)
Brink's Company	Carrol Wetzel & Robert Strang	5/2/2008	5/6/2011	18.4%	(3.8%)	(2.5%)
				Average Underperformance:	(70.2%)	(47.1%)

Source: Bloomberg using total stockholder return including dividends and stock splits. Board tenures from company filings.

(1) DHT Holdings: Robert N. Cowen's current tenure expires in 2014; returns taken as of June 28, 2013. Unisys Corporation: Clay Lifflander resigned from the Board on December 7, 2010 and Charles McQuade retired on May 1, 2012. Brink's Company: Carrol Wetzel and Robert Strang served adjacent terms on Brink's Board. Carrol Wetzel served beginning on 5/2/2008 and left on 10/31/2008 to serve on Board of Brink's Home Security Holdings, Inc., which was sold to Tyco on 5/14/2010, while Robert Strang served beginning on 10/31/2008 and left on 5/6/2011.

(2) Returns from Bloomberg and represents total stockholder returns including price appreciation, dividends and stock splits. Unisys Corporation does not pay a dividend and therefore Total Return is price appreciation and stock splits. Brink's Total Return is based on market value weighted index return of combined Brink's from 5/2/2008 to 5/6/2011 and Brink's Home Security from 10/31/2008 spin-off from Brink's to 5/13/2010 close of sale to Tyco.

(3) S&P 500 Index is used as DHT Holdings' Market Index and the Total Return is 51.5% during Robert N. Cowen's tenure. S&P 500 Index is used as Unisys Corporation's Market Index and the Total Return is (8.1%) during Clay Lifflander's tenure and 8.7% during Charles McQuade's tenure. S&P Midcap 400 Index is used as Brink's Company's Market Index and the Total Return is 22.2% during Carrol Wetzel and Robert Strang's adjacent tenure.

(4) VLCC Time Charter Rates is used as DHT Holdings' Sector Index and the Total Return is (58.1%) during Robert N. Cowen's tenure. S&P 500 IT Services Index is used as Unisys Corporation's Sector Index and the Total Return is 7.1% during Clay Lifflander's tenure and 50.3% during Charles McQuade's tenure. S&P Midcap 400 Commercial Services and Supplies Index is used as Brink's Company's Sector Index and the Total Return is 20.9% during Carrol Wetzel and Robert Strang's adjacent tenure.

1

DHT Holdings

Business Description

DHT Holdings, Inc. operates as an independent crude oil tanker company.

The company’s fleet principally operates on international routes. The company was incorporated in 2005 and is headquartered in Hamilton, Bermuda.

Key Points

» From May 14, 2010, when Robert N. Cowen was appointed to the Board of DHT Holdings, through June 28, 2013, DHT stock price declined 91%

Timeline of Key Events

» December 3, 2009: MMI filed a 13D indicating an approximate 8.1% position in DHT stock

» March 2, 2010: MMI Investments sent a letter to Erik Lind, Chairman of the Board of DHT Holdings, expressing frustration with underperformance of the shares, depressed valuation, poor acquisition track record, removal of dividend

– Demanded reinstatement of $0.10/share dividend

– Demanded immediate addition of Robert N. Cowen to the Board of Directors

» March 15, 2010: MMI Investments, L.P. sent a letter to Erik A. Lind, Chairman of the Board of DHT, nominating Robert N. Cowen for election to the Board of Directors

» March 17, 2010: MMI Investments filed a definitive proxy statement to solicit proxies for the election of Robert N. Cowen to the Board of DHT

» May 14, 2010: DHT Holdings appoints Robert N. Cowen to their Board of Directors after signing agreement with MMI Investments

– Board expanded from 4 to 5 members

– MMI Investments terminated its proxy contest after the appointment

» May 26, 2010: DHT declares dividend of $0.10 / share

» March 21, 2011: DHT announced the acquisition of a VLCC from Samsung for $67 million

» August 5, 2011: Cancelled SAGA acquisition

» June 25, 2012: Removed from Russell 3000 Index

» June 28, 2013: Robert N. Cowen currently serves on the board of DHT Holdings

DHT Holdings stock price has declined 91% during the tenure of MMI’s Board candidate

DHT Holdings (Cont’d)

Stock price performance during tenure of MMI Board candidate

$80.00 $70.00 $60.00 $50.00 $40.00 $30.00 $20.00 $10.00 $0.00

May 14, 2010:

MMI candidate Robert N. Cowen appointed to Board Price: $51.24

May 26, 2010:

DHT declares dividend of $0.10/share Price: $49.08

May 26, 2010:

DHT declMarch 21, 2011: DHT announced the acquisition of a VLCC from Samsung for $67 million Price: $57.00

June 25, 2012:

Removed from Russell 3000 index Price: $7.44

ares dividend of $0.10/share Price: $49.08

August 5, 2011: Cancelled SAGA acquisition

Price: $38.76

September 2, 2011: Filed shelf registration for $300 million Price: $33.48

June 28, 2013: Current share price: $4.48

May-10 Aug-10 Oct-10 Jan-11 Mar-11 Jun-11 Sep-11 Nov-11 Feb-12 May-12 Jul-12 Oct-12 Dec-12 Mar-13 Jun-13

(1) Returns from Bloomberg and represents total stockholder return including price appreciation, dividends and stock splits.

Unisys Corporation

Business Description

Unisys Corporation provides information technology (IT) services, software, and technology that solve mission-critical problems for clients worldwide. It operates in two segments, Services and Technology.

Key Points

» Revenue declined 25% from 2008 to 2012, the years that MMI Investments had a candidate on the Board

Timeline of Key Events

» November 16, 2006: MMI Investments started accumulating ~9.9% position in Unisys Corporation (“Unisys”)

» November 5, 2007: MMI Investments started dialogue with Unisys’s Board of Directors and Management regarding MMI’s concerns about the company, including: undervaluation, strategic configuration and strategic alternatives to increase stockholder value

» January 7, 2008: MMI Investments sent letter to Board of Directors urging it to engage an investment bank to perform a review of all strategic alternatives, with a particular focus on the potential realization of the U.S. Government business through a sale, tax-free spin-off or subsidiary IPO

» January 23, 2008: Unisys announced that it had postponed the date for stockholder notifications for its 2008 meeting to facilitate discussions with MMI Investments

» May 20, 2008: MMI Investments entered into a Governance and Cooperation Agreement with Unisys, under which Unisys appointed Clay Lifflander and Charles McQuade to Unisys’s Board of Directors

» September 19, 2008: Unisys CEO Joseph McGrath resigned, under pressure from MMI Investments(1)

» October 7, 2008: Unisys’s Board elected J. Edward Coleman as Chairman of the Board and appointed him Chief Executive

Officer. J. Edward Coleman had a corporate transformation and turnaround background

» November 19, 2008: Unisys announced initiative to simplify its organizational structure and reduce operating expenses including cutting $100 million in annual SG&A

» December 4, 2008: Unisys undertook reverse stock split in order to maintain its NYSE listing

» December 22, 2008: Unisys announced that it was taking actions to reduce annual costs by more than $225 million

» January 19, 2010: Unisys announced sale of Health Information Management business to Molina Healthcare for $135 million

» December 7, 2010: Clay Lifflander resigned as a Director of Unisys

– Stock price decline of 44% during his tenure on the Board

» May 1, 2012: Charles McQuade retired from the Board after attaining the mandatory retirement age of 70

– Stock price decline of 58% during his tenure on the Board

Unisys stock price declined 58% during the tenure of MMI’s Board candidates

(1) “Unisys CEO to step down No successor was named . Joseph W McGrath will stay until a new chief is selected.” Philly.com (2008). Web. 2 July 2013. <http://articles.philly.com/2008-09-24/business/25247040_1_unisys-ceo-condo-tower-board-seat>. 4

Unisys Corporation (Cont’d)

Stock price performance during tenure of MMI Board candidates

May 20, 2008: MMI candidates Clay Lifflander and Charles McQuade appointed to Board

$60.00

Price: $44.50 January 19, 2010: Unisys announces sale of HIM for $135 million

December 7, 2010: September 19, 2008: Price: $35.74 MMI candidate Clay Joseph McGrath

$50.00 Lifflander resigns from resigns as CEO

Board Price: $33.50

Price: $24.92

May 1, 2012:

$40.00 MMI candidate Charles McQuade retires from Board November 19, 2008: Unisys announces Price: $18.71 initiative to cut expenses

$30.00 by $100 million Price: $4.00

$20.00

Total Return (58.0%)(1)

$10.00

$0.00

May-08 Aug-08 Dec-08 Mar-09 Jul-09 Oct-09 Jan-10 May-10 Aug-10 Dec-10 Mar-11 Jun-11 Oct-11 Jan-12 May-12

(1) Returns from Bloomberg and represents total stockholder return including price appreciation, dividends and stock splits.

The Brink’s Company

Business Description

The Brink’s Company (“Brink’s” or “the Company”) is a leader in security-related services including armored car transportation, money processing, long-distance transport of valuables and vaulting.

Key Points

» Since MMI Investment’s (“MMI”) investment in Brink’s:

– Brink’s Home Security (BHS) was spun off in 2008

– Over the time of MMI nominated Board representation, from May 2, 2008 to May 6, 2011, Brink’s stock had a total return of 18.4%(1) versus the S&P Midcap 400 Index total return of 22.2%

Timeline of Key Events

» February 6, 2004: MMI discloses ownership of 5.4% in Brink’s common shares via 13D filing

» April 20, 2005: MMI writes a letter to Brink’s board and says it is frustrated with Brink’s poor stock performance and suggests the company sell its Bax Global Inc. unit

» November 15, 2005: Brink’s announces the sale of BAX Global Inc to Deutsche Bahn AG for approx. $1.1B in cash

» November 18, 2005: MMI discloses it has increased its ownership of Brink’s shares to 6.7%

» December 18, 2006: MMI files a presentation as a part of an amended 13D and recommends strategic alternatives such as splitting-off a business unit or selling the Company

» February 19, 2008: MMI files proxy statement nominating four director candidates for 2008 election

– Argues Brink’s should split-off either the armored-car business or the home-security business

» February 25, 2008: Brink’s announces board approval to spin off the Brink’s Home Security (“BHS”) unit

– Reaches agreement with MMI to expand board and nominate one of MMI’s nominees as a director at the 2008 annual meeting

– In addition, agrees to nominate another one of MMI’s nominees to serve as a director of BHS following the spin-off

– MMI withdraws its proxy filing

» May 2, 2008: Brink’s appoints MMI nominee Carroll R. Wetzel, Jr., to its Board of Directors

» October 31, 2008: Brink’s completes spin-off of BHS and appoints MMI nominees to each company’s board

– Carroll R. Wetzel, Jr., joins the board of BHS

– Robert J. Strang, CEO of Investigative Management Group, appointed to Brink’s board

» November 17, 2010: Brink’s increases its stake in Servicio Pan Americano De Proteccion S.A. De C.V. (“SPP”), a Mexico based secure logistic company, from 21% to approximately 100% for approximately $60 million

» May 6, 2011: Robert J. Strang’s board representation term expires as he was not nominated by the Board for re-election

The Brink’s Company lagged the index(2) by 380 basis points during the tenure of MMI’s Board candidates

Source: Company Filings.

(1) Total Return based on market value weighted index return of combined Brink’s from 5/2/2008 to 5/6/2011 and Brink’s Home Security from 10/31/2008 spin-off from Brink’s to 5/13/2010 close of sale to Tyco. (2) S&P Midcap 400 Index.

The Brink’s Company (Cont’d)

Stock price performance during tenure of MMI Board candidates

May 2, 2008:

Carroll R. Wetzel, Jr., joins the board Price: $72.00

Oct 30, 2008: Q3 2008 earnings announcement Price: $46.24

Oct 31, 2008:

Brink’s completes spin-off of the BHS unit and election of directors per agreement with MMI

Carroll R. Wetzel, Jr. is switched to

BHS’s board

Robert J. Strang is appointed to

Brink’s board

Price: $48.49

January 18, 2010 Tyco International announces acquisition of Brink’s Home Security Price: $31.42

May 14, 2010

Brink’s Home Security sold to Tyco International Price: $42.61

May 6, 2011:

Robert J. Strang’s term expires as he was not nominated by the Board for reelection

Price: $29.85

Combined Total Return

18.4%(1)

Total Return (21.0%)(1)

Nov 17, 2010:

Brink’s increases its

stake in Servicio Pan

Americano De

Proteccion to approx.

100%

Price: $25.52

Total Return

81.3%(1)

Dec 17, 2008: MMI reports stake in Brink’s reduced to 4.8% Price: $23.50

October 17, 2008 Brink’s Home Security begins trading “when issued”, spun-off on October 31, 2008 Price: $23.50

Price ($) $72 $62 $52 $42 $32 $22 $12

May-08 Jul-08 Sep-08 Dec-08 Feb-09 May-09 Jul-09 Sep-09 Dec-09 Feb-10 May-10 Jul-10 Sep-10 Dec-10 Feb-11 May-11

The Brink’s Company Brink’s Home Security Combined Price

(1) Returns from Bloomberg and represents total stockholder return including price appreciation, dividends and stock splits.